UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 2, 2020

Western Asset Premier Bond Fund

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	811-10603	36-3768815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Eighth Avenue, 49th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(888) 777-0102

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	WEA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Effective November 2, 2020, the Board of Trustees of the Western Asset Premier Bond Fund (the “Fund”) amended and restated the Fund’s bylaws (the “Bylaws”) to, among other modifications, (i) include provisions (collectively, the “Control Share Acquisition Amendment”) pursuant to which, in summary, a shareholder who obtains beneficial ownership of Fund shares in a “Control Share Acquisition” may exercise voting rights with respect to such shares generally only to the extent the authorization of such voting rights is approved by other shareholders of the Fund; (ii) modify the advance notice provisions for shareholder nominations of board members and other business proposals, including the required contents of such notices; (iii) change the vote required to elect board members from a plurality- to a majority-of-all-the votes entitled to be cast in the election of board members; (iv) clarify the procedure for cancelling or postponing a shareholder meeting; (v) clarify the rules for the organization of shareholder meetings and the procedural powers of the chairperson of such meetings; (vi) establish new board member qualifications for nomination and service as a board member; and (vii) include a new provision to aid with meetings of the Board of Trustees and taking action that may be necessary during emergencies that prevent a majority of board members from convening through normal means.

The Control Share Acquisition Amendment is intended to protect the interests of the Fund and its shareholders by limiting the risk that the Fund will become subject to undue influence by any person who makes a Control Share Acquisition of Fund shares. As described further below, the Control Share Acquisition Amendment does not eliminate voting rights for shares acquired in Control Share Acquisitions, but rather, it entrusts the Fund’s other “non interested” shareholders with determining whether to approve the authorization of voting rights for the person making the Control Share Acquisition with respect to such shares.

Subject to various conditions and exceptions, the Bylaws define a “Control Share Acquisition” to include an acquisition of Fund shares that, but for the Control Share Acquisition Amendment, would entitle the beneficial owner, upon the acquisition of such shares, to vote or direct the voting of shares having voting power in the election of Fund board members within any of the following ranges:

(i) One-tenth or more, but less than one-fifth of all voting power;

(ii) One-fifth or more, but less than one-third of all voting power;

(iii) One-third or more, but less than a majority of all voting power; or

(iv) A majority or more of all voting power.

Shares acquired prior to November 2, 2020 are excluded from the definition of Control Share Acquisition, though such shares are included in assessing whether any subsequent share acquisition exceeds one of the enumerated thresholds. Subject to various conditions and procedural requirements set forth in the Bylaws, including the delivery of a “Control Share Acquisition Statement” to the Fund’s Secretary setting forth certain required information, a shareholder who obtains beneficial ownership of shares in a Control Share Acquisition generally may request a vote of Fund shareholders (excluding such acquiring shareholder and certain other interested shareholders) to approve the authorization of voting rights for such shares at the next meeting of Fund shareholders, notice of which has not been given prior to the receipt by the Fund of the Control Share Acquisition Statement.

The Fund hereby furnishes the information in Exhibit 99.1, its Bylaws.

The above discussion is only a high-level summary of certain aspects of the Control Share Acquisition Amendment and certain other amendments, and is qualified in its entirety by reference to the Bylaws. Investors should refer to the Bylaws for more information.

The information disclosed under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

99.1	Amended and Restated Bylaws of the Fund, dated November 2, 2020

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Bylaws of the Fund, dated November 2, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Asset Premier Bond Fund

Date: November 5, 2020	By:	/s/ Marc De Oliveira
	Name:	Marc De Oliveira
	Title:	Assistant Secretary